Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS EUCALYPTUS FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated July 26, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT SERVICING
INC. EITHER BY MAIL OR BY FAX BY THE END OF
THE DAY ON FRIDAY, AUGUST 20, 2010, AT 12:00
MIDNIGHT, NEW YORK TIME, UNLESS
THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US
c/o PNC Global Investment Servicing Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn:  Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PNC Global Investment Servicing Inc. and not to your Financial Advisor.

UBS EUCALYPTUS FUND, L.L.C.

You are responsible for confirming that this Notice is received by PNC Global Investment
Servicing Inc.  To assure good delivery, please send this page to PNC Global Investment
Servicing Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this
Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):     ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	__________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Investor:	__________________________________________________________

Joint Tenant Signature:	__________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Joint Tenant:	__________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	__________________________________________________________

Signature:	__________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Signatory and Title:	_______________________________________________________________________________

Co-Signatory if necessary:	_______________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name and Title of
Co-Signatory:	_______________________________________________________________________________